Exhibit 10.21

AMENDMENT NO. 11 to TRADEMARK LICENSE AND TECHNICAL ASSISTANCE AGREEMENT FOR WOMEN’S COLLECTIONS

This amendment N 11, dated as of June 1st, 2009, is to Trademark License and Technical Assistance Agreement, dated March 4, 1998, by and between Latitude Licensing Corp. (“Licensor”) and IC ISAACS & Company L.P.(“Licensee”) and its further amendments up to Amendment N 10 dated October 24, 2007. Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

Whereas, the Parities have started discussion in December 2008 in order to operate strategy changes in the Territory, specific activity commercial focus and financial restructuring to balance some monetary responsibilities between Licensor and Licensee, and to amend the Agreement so that it reflects the current conditions of the business developed by the Licensee in the Territory, and also corresponds to the strategy of both Parties.

The Parties herewith confirm that Licensee is exclusively running a Men’s collection activity, and that both Parties agree that the Agreement is suspended in all its terms from the date of the current Amendment.

The Parties shall meet regularly in order to review possibilities to reactivate the Agreement, nevertheless, Licensor has full right to enter in negotiation and agree with the company of its choice a License agreement for women collections for the Territory; Licensor shall inform Licensee in the case such agreement is signed with another company; licensee will not be entitled to claim any prejudice not indemnity should such agreement be signed by Licensor; The Agreement been then considered terminated by common agreement by the Parties;

Now, Therefore, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree to suspend the Agreement

1-  Effective date

This Amendment is effective as of the date first written above

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Amendment 11 as of the -dates indicated below.

LATITUDE LICENSING CORP.		I.C. ISAACS & COMPANY L.P.

By:	/s/ Serge Massat	By:	/s/ Robert S. Stec

Name:	S. Massat	Name:	R.S. Stec

Title:	Secretary	Title:	CEO

Date:	As of June 1st, 2009	Date:	June 28, 2009